THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

--------------------------------------------------------------------------------

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED

No. _________                                                     $_____________

                                 PROMISSORY NOTE

      C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED, a corporation organized under the laws of Cyprus (the "Company"), for value received, hereby promises to pay to _________________________________________ or registered assigns (the "Payee")
on the earlier of the closing date of the public offering of securities by the Company contemplated in the Confidential Term Sheet dated January 16, 1998 (as the same amended or supplemented from time to time) or ________, 1999 (the "Maturity Date") at the offices of the Company, 20 E. 63rd Street, 1st Floor, New York, New York 10021, the principal amount of __________________ and No/100 Dollars ($_____), plus interest at the rate of twelve percent (12%) per annum accrued on the unpaid principal balance hereof through the date of repayment and payable monthly in arrears on the first day of each full calendar month following the date hereof commencing March 1, 1998 until such repayment, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      This Note is issued pursuant to a Subscription Agreement dated as of ___________, 1998, between the Company and the Payee (the "Subscription Agreement") a copy of which agreement is available for inspection at the address for the Company set forth above. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Subscription Agreement. Any transferee or transferees of the Note, by their acceptance hereof, assume the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of the Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein.

      This Note is one of a series of notes issued or to be issued by the Company in connection with a private placement of Units, consisting of 12% notes in the aggregate principal amount of between $200,000 and $500,000 (the "Notes") and an aggregate of between 100,000 and 250,000 common stock purchase warrants.

      1. Prepayment. The principal amount of this Note may be prepaid by the Company, in whole or in part, without penalty, at any time.

      2. Covenants of Company. The Company covenants and agrees that, for as long as this Note shall be outstanding, the Company shall:

            A. Promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its properties, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

            B. Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, licenses, patents, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

            C. At all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto as shall be reasonably required in the conduct of its business;

            D. To the extent necessary for the operation of its business, maintain adequate insurance, provided by financially sound and reputable insurers, including all property, casualty, and products liability insurance of a character usually maintained by companies in a business of the same or similar type to that of the Company, and carry such other insurance as is usually carried by similar corporations; and

            E. At all times keep true and correct books, records and accounts.

            F. Except for assumption of any indebtedness (including, without limitation, the granting of any guarantee or the making of any contingent payment obligation with respect thereto) secured by a lien, mortgage or guarantee on any property (whether real or personal, tangible or intangible) and any refinancings or replacements thereof or trade debt incurred in the ordinary course of business, not incur any indebtedness whatsoever which indebtedness does not expressly provide that it is wholly subordinated in right of payment to the indebtedness evidenced by this Note and the other Notes.

      3. Events of Default.

            A. This Note shall become and be due and payable upon written demand made by the holder hereof if one or more of the following events, herein called events of default, shall occur and be continuing:

                  (i) Default in the payment of the principal and accrued interest on any of the Notes when and as the same shall become due and payable, whether by acceleration or otherwise;

                  (ii) Default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, which default continues uncured for thirty (30) days after written notice thereof, specifying such default, shall have been given to the Company by the holder of the Note;

                  (iii) Default in the payment of any outstanding indebtedness in excess of $25,000 of the principal amount thereof or in the due observance or performance of any material covenant, condition or agreement on the part of the Company with respect to any outstanding indebtedness with the result that such outstanding indebtedness becomes due and payable prior to the due date otherwise specified therefor and such default continues uncured or such acceleration is not rescinded or annulled within thirty (30) days after written notice thereof shall have been given to the Company by the holder of this Note;

                  (iv) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

                  (v) Admission in writing of the Company's inability to pay its debts as they become due;

                  (vi) General assignment by the Company for the benefit of creditors;

                  (vii) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors;

                  (viii) The entry of a court order approving a petition filed against the Company under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty
      (60) days;

                  (ix) The sale by the Company of substantially all of its assets; or

                  (x) The merger by the Company with or into another corporation, other than for purposes of changing domicile, where the Company is not the surviving corporation; or

                  (xi) A material breach of any of the representations of the Company contained in the Subscription Agreement.

            B. The Company agrees that notice of the occurrence of any event of default shall be promptly given to the holder at his or her registered address by certified or registered mail, between receipt requested.

            C. Subject to the provisions of Section 4(B) hereof, if any one or more of the events of default specified above shall occur and be continuing, the holder of this Note may proceed to protect and enforce any of such holder's rights hereunder by action to compel specific performance of any covenant or agreement contained in this Note, or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder.

      4. Amendments and Waivers

            A. Subject to the provisions of Sections 4(C) and 4(D) hereof, the covenants set forth in Section 2 hereof may be waived by the written consent of the holders of a majority in outstanding principal amount of the Notes.

            B. Subject to the provisions of Sections 4(C) and 4(D) hereof, the events of default set forth in clauses (i), (ii), (iii), (ix), (x) and (xi) of
Section 3(A) hereof may be waived by the written consent of the holders of a majority in outstanding principal amount of the Notes.

            C. The Company may amend or supplement this Note with the written consent of the holders of a majority in outstanding principal amount of the Notes; provided, however, that without the consent of each Note holder, no amendment, supplement or waiver may:

                  (i) reduce the principal amount of Notes whose holders must consent to any amendment, supplement or waiver;

                  (ii) reduce the rate of interest or principal amount of each
            Note; or

                  (iii) extend the maturity date of the Notes or the time for payment of interest thereunder by more than one year from the date set forth herein.

            D. After any waiver, amendment or supplement under this Section becomes effective, the Company shall mail to the holders of the Notes a notice briefly describing such waiver, amendment or supplement.

      5. Miscellaneous

            A. This Note has been issued by the Company pursuant to due authorization, including, without limitation, authorization of its Board of Directors, which authorization provides for the issuance of the remaining Notes.

            B. The Company may consider and treat the person in whose name this
Note is registered as the absolute owner hereof for all purposes whatsoever (whether or not this Note is overdue), and the Company shall not be affected by any notice to the contrary. The registered owner hereof shall have the right to transfer this Note by assignment (subject to the limitations on transfer contained in the Subscription Agreement), and the transferee thereof shall, upon registration of such transferee as owner of this Note, become vested with all of the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices at 20 East 63rd Street, 1st Floor, New York, NY 10021, together with a duly authenticated assignment. In case this Note is transferred by operation of law, the transferee agrees to notify the Company of such transfer and of such transferee's address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

            C. Payments of interest shall be made as specified above to the registered owner of this Note. Payment of principal and interest shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity.

            D. All notices required or permitted to be given hereunder shall be sufficient if in writing and shall be deemed given, (i) upon delivery in person or by overnight courier, (ii) on the third business day following the mailing thereof by certified or registered mail, return receipt requested, (i) on the first business day following the sending thereof by facsimile transmission with confirmation of transmission, if addressed as follows: If to the holder hereof, addressed to the registered holder of this Note at its last address or facsimile number, if any, as the case may be, provided to the Company either pursuant to the Subscription Agreement or by notice given in compliance with the terms of this Section 4(D), and if to the Company, to the Company at its address set forth above, with a copy to:

                  Morrison Cohen Singer & Weinstein LLP
                  750 Lexington Avenue
                  New York, New York 10022
                  Fax No.: (212) 735-8708
                  Attention:  Jack Levy, Esq.

provided, however, that notices of change of address shall be deemed given when received.

      E. This Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflict of laws.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.

                              C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED


                              By:
                                 -------------------------------------